Exhibit 10.5

EXECUTION COPY

PURCHASE AGREEMENT

BETWEEN

NAVISTAR FINANCIAL RETAIL RECEIVABLES CORPORATION

AND

NAVISTAR FINANCIAL CORPORATION

DATED AS OF APRIL 30, 2009

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SECTION 6.15	MUTUAL WAIVER OF JURY TRIAL	17

EXHIBIT A:	Form of PA Assignment
APPENDIX A:	Additional Representations and Warranties

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PURCHASE AGREEMENT

PURCHASE AGREEMENT, dated as of April 30, 2009, between NAVISTAR FINANCIAL RETAIL RECEIVABLES CORPORATION, a Delaware corporation (“NFRRC”), and NAVISTAR FINANCIAL CORPORATION, a Delaware corporation (“NFC”).

WHEREAS, NFRRC desires to purchase on the date hereof certain Receivables and the Related Security with respect thereto;

WHEREAS, NFC is willing to sell the Receivables and the Related Security with respect thereto to NFRRC;

WHEREAS, NFRRC may wish to sell or otherwise transfer the Receivables and the Related Security with respect thereto, or interests therein, to a trust, corporation, partnership or other entity (any such transferee being the “Subsequent Transferee”); and

WHEREAS, the Subsequent Transferee may issue debentures, notes, participations, certificates of beneficial interest, partnership interests or other interests or securities (collectively, any such issued interests or securities being “Securities”) to fund its acquisition of the Receivables and the Related Security with respect thereto and, in connection with such issuance, the Subsequent Transferee may grant a security interest in, or otherwise pledge the Receivables and Related Security to the Indenture Trustee, for the benefit of the Financial Parties.

NOW, THEREFORE, in consideration of the foregoing, the other good and valuable consideration and the mutual terms and covenants herein contained, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

SECTION 1.01 Definitions. Capitalized terms used but not otherwise defined in this Agreement shall have the respective meanings assigned them in Part I of Appendix A to the Pooling Agreement, of even date herewith, by and between Navistar Financial 2009-A Owner Trust and NFRRC, as it may be amended, supplemented or modified from time to time. All references herein to “the Agreement” or “this Agreement” are to this Purchase Agreement as it may be amended, supplemented or modified from time to time, the exhibits hereto and the capitalized terms used herein which are defined in such Appendix A, and all references herein to Articles, Sections and subsections are to Articles, Sections or subsections of this Agreement unless otherwise specified. The rules of construction set forth in Part II of such Appendix A shall be applicable to this Agreement.

ARTICLE II

PURCHASE AND SALE OF RECEIVABLES

SECTION 2.01 Purchase and Sale of Receivables. Subject to the satisfaction of the conditions specified in Article IV, NFC agrees to and does hereby sell, transfer, assign and otherwise convey to NFRRC, without recourse (except as provided in Section 5.04), and NFRRC agrees to purchase on the Closing Date (the “Purchase Date”), pursuant to a written assignment substantially in the form of Exhibit A (the “PA Assignment”), all right, title and interest of NFC in, to and under the Retail Notes identified on the Schedule of Retail Notes attached to the PA Assignment delivered to NFRRC on the Purchase Date (the “Designated Receivables”) and the Related Security associated with the Designated Receivables.

It is the intention of NFC and NFRRC that the transfer and assignment contemplated by this Section 2.01 shall constitute a sale of the Designated Receivables and Related Security by NFC to NFRRC and the beneficial interest in and title to the assets conveyed pursuant to this Section 2.01 shall not be part of NFC’s estate in the event of the filing of a bankruptcy petition by or against NFC under any bankruptcy law. NFC intends to treat such transfer and assignment as a sale for tax and other purposes and a secured financing for accounting purposes. Notwithstanding the foregoing, in the event a court of competent jurisdiction determines that such transfer and assignment did not constitute such a sale or that such sale shall for any reasons be ineffective or unenforceable or that such beneficial interest is a part of NFC’s estate (any of the foregoing, a “Recharacterization”), then (i) NFC shall be deemed to have granted to NFRRC a first priority perfected security interest in all of NFC’s right title and interest in, to and under the assets conveyed pursuant to this Section 2.01, and NFC hereby grants such security interest and (ii) the assets conveyed pursuant to this Section 2.01 shall be deemed to include all rights, powers and options (but none of the obligations, if any) of NFC under any agreement or instrument included in the assets conveyed pursuant to this Section 2.01, including the immediate and continuing right to claim for, collect, receive and give receipt for principal and interest payments in respect of the Designated Receivables included in the assets conveyed pursuant to this Section 2.01 and all other monies payable under the Designated Receivables conveyed pursuant to this Section 2.01, to give and receive notices and other communications, to make waivers or other agreements, to exercise all rights, powers and options, to bring Proceedings in the name of NFC or otherwise and generally to do and receive anything that NFC is or may be entitled to do or receive under or with respect to the assets conveyed pursuant to this Section 2.01. For purposes of such grant, this Agreement shall constitute a security agreement under the UCC. In the case of any Recharacterization, each of NFC and NFRRC represents and warrants as to itself that each remittance of collections by NFC to NFRRC hereunder or in connection herewith will have been (i) in payment of a debt incurred by NFC in the ordinary course of business or financial affairs of NFC and NFRRC and (ii) made in the ordinary course of business or financial affairs of NFC and NFRRC.

SECTION 2.02 Purchase Price. In consideration for the purchase of any Designated Receivables and Related Security, NFRRC shall, on the Purchase Date, pay to NFC an amount equal to the aggregate Starting Receivables Balance for such Designated Receivables (the “Purchase Price”) and NFC shall execute and deliver to NFRRC a PA Assignment with respect to such Designated Receivables. On the Closing Date, a portion of the Purchase Price payable on such date equal to $298,639,300.17 shall be paid to

NFC in immediately available funds, and the balance of the Purchase Price ($44,624,263.24) shall be recorded as an intercompany obligation due from NFRRC to NFC under a revolving note (the “NFRRC Revolving Note”) issued under the Amended and Restated Intercompany Advance Agreement, dated as of May 3, 1994, between NFC and NFRRC or, to the extent requested by NFC, be recorded as a capital contribution of cash from NFC to NFRRC.

SECTION 2.03 The Closing. The sale and purchase of the Designated Receivables (the “Closing”), shall take place at such a place, on a date and at a time mutually agreeable to NFC and NFRRC, and may occur simultaneously with the closing of any related transactions contemplated by the Further Transfer and Servicing Agreements.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

SECTION 3.01 Representations and Warranties as to Receivables. NFC makes the following representations and warranties and the additional representations and warranties set forth in Appendix A hereto as to the Designated Receivables on which NFRRC relies in accepting the Designated Receivables. Such representations and warranties speak as of the Purchase Date for such Designated Receivables and as of the date of the related transfer of such Designated Receivables under the Further Transfer and Servicing Agreements, and shall survive the sale, transfer and assignment of such Designated Receivables to NFRRC and the subsequent assignment and transfer thereof pursuant to the Further Transfer and Servicing Agreements:

(a) Characteristics of Receivables. Each Designated Receivable:

(i) was originated or acquired by NFC to finance a retail purchase by a business customer or a refinancing (for reasons other than credit reasons, unless it was amended or restructured at least 12 months prior to the Cutoff Date, it is not owed by an Obligor that is the subject of a bankruptcy or insolvency proceeding and since its amendment or restructuring it has not been greater than 60 days past due (measured from the date of any Scheduled Payment)) of a Financed Vehicle or Financed Vehicles by a business customer;

(ii) has created or shall create a valid, binding and enforceable first priority, perfected security interest in favor of NFC in each Financed Vehicle related thereto, which security interest will be validly assigned by NFC to NFRRC and will be assignable by NFRRC to a subsequent purchaser;

(iii) contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for realization against the collateral of the benefits of the security;

(iv) shall yield interest at the Customer Rate and comes from one of the following categories, which differ in their provisions for the payment of principal and interest: Equal Payment Fully Amortizing Receivables, Equal Payment Skip Receivables, Equal Payment Balloon Receivables, Level Principal Fully Amortizing Receivables, Level Principal Skip Receivables, Level Principal Balloon Receivables or Other Receivables. “Equal Payment Fully Amortizing Receivables” are

Receivables that provide for equal monthly payments that fully amortize the amount financed over its original term to maturity. “Equal Payment Skip Receivables” are Receivables that provide for equal monthly payments in eleven or fewer months of each twelve-month period that fully amortize the amount financed over its original term to maturity. “Equal Payment Balloon Receivables” are Receivables that provide for equal monthly payments except that a larger payment becomes due on the final maturity date for such Receivables. “Level Principal Fully Amortizing Receivables” are Receivables that provide for monthly payments consisting of level principal amounts together with accrued and unpaid interest on the unpaid Receivable Balances. “Level Principal Skip Receivables” are Receivables that provide for monthly payments in eleven or fewer months of each twelve-month period consisting of level principal amounts together with accrued and unpaid interest on the unpaid Receivable Balances. “Level Principal Balloon Receivables” are Receivables that provide for monthly payments consisting of level principal amounts together with accrued and unpaid interest on the unpaid Receivable Balances, except that a larger principal payment becomes due on the final maturity date for such Receivables. “Other Receivables” are Receivables not described above, including Receivables that provide for level monthly payments in eleven or fewer months of each twelve-month period that amortize a portion of the amount financed over its original term to maturity with a larger payment that becomes due on the final maturity date for such Receivables;

(v) immediately prior to the transfer and assignment thereof to NFRRC by NFC pursuant to this Agreement, NFC had good title to it, free of any Lien (except for Liens that will be released as of the date of such transfer), and all right, title and interest in it has been validly sold by NFC to NFRRC pursuant to this Agreement, and NFRRC has good title to it, free of any Lien (except for Liens created by the Basic Documents), and the transfer of the Retail Note to NFRRC has been perfected under the UCC; and

(vi) was originated or acquired in the ordinary course of business in accordance with NFC’s underwriting standards.

(b) Schedule of Retail Notes. The information set forth in the Schedule of Retail Notes relating to the Designated Receivables is true and correct in all material respects.

(c) Compliance With Law. All requirements of applicable federal, state and local laws, and regulations thereunder, including the Equal Credit Opportunity Act, the Federal Reserve Board’s Regulation “B”, the Servicemembers Civil Relief Act, and any applicable bulk sales or bulk transfer law and other equal credit opportunity and disclosure laws, in respect of any of the Designated Receivables, have been complied with in all material respects, and each such Designated Receivable and the sale of the Financed Vehicle or Financed Vehicles evidenced thereby complied at the time it was originated or made and now complies in all material respects with all legal requirements of the jurisdiction in which it was originated or made.

(d) Binding Obligation. Each Designated Receivable represents the genuine, legal, valid and binding payment obligation in writing of the Obligor thereon, enforceable against the Obligor by the holder thereof in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization or similar laws affecting the enforcement of creditors’ rights in general and by equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.

(e) Security Interest in Financed Vehicle. Immediately prior to the sale, transfer and assignment thereof pursuant hereto, each Designated Receivable was secured by a validly perfected first priority security interest in the related Financed Vehicle or, in the event any such Receivable was secured by more than one Financed Vehicle, in each related Financed Vehicle, each in favor of NFC as secured party, or all necessary and appropriate action had been commenced that will result, within 100 days following the Cutoff Date, in the valid perfection of a first priority security interest in each related Financed Vehicle in favor of NFC as secured party in each case (except for first priority security interests which may exist in any accessions not financed by NFC).

(f) Receivables In Force. No Designated Receivable has been satisfied, subordinated or rescinded, and no Financed Vehicle securing any Designated Receivable has been released from the Lien of the related Receivable in whole or in part.

(g) No Waiver. Since the Cutoff Date, no provision of any Designated Receivable has been waived, altered or modified in any respect.

(h) No Amendments. Since the Cutoff Date, no Designated Receivable has been amended or otherwise modified such that the total number of the Obligor’s Scheduled Payments is increased or the Starting Receivable Balance thereof is increased, and prior to the Cutoff Date, no Designated Receivable has been amended or restructured for credit reasons, unless it was amended or restructured at least 12 months prior to the Cutoff Date, it is not owed by an Obligor that is the subject of a bankruptcy or insolvency proceeding and since its amendment or restructuring it has not been greater than 60 days past due (measured from the date of any Scheduled Payment).

(i) No Defenses. No right of rescission, setoff, counterclaim or defense has been asserted or threatened with respect to any Designated Receivable.

(j) No Liens. There are, to NFC’s knowledge, no Liens or claims that have been filed for work, labor or materials affecting any Financed Vehicle relating to any Designated Receivable that are or may be prior to, or equal or coordinate with, the security interest in each Financed Vehicle granted by the Designated Receivable (except for Permitted Liens).

(k) No Default. There has been no default, breach, violation or event permitting acceleration under the terms of any Designated Receivable, and no event has occurred and is continuing that with notice or the lapse of time would constitute a default, breach, violation or event permitting acceleration under the terms of any Designated Receivable, and NFC has not waived any of the foregoing, in each case; except for (i) payments on any Designated Receivables which were not more than 30 days past due

(measured from the date of any Scheduled Payment) as of the Cutoff Date or (ii) payments on any Eligible Restructured Receivable which were not more than 60 days past due (measured from the date of any Scheduled Payment) since the date of its amendment or restructuring.

(l) Insurance. Each Obligor on a Designated Receivable is required to maintain a physical damage insurance policy for each Financed Vehicle of the type that NFC requires in accordance with its customary underwriting standards for the purchase of truck, bus and trailer receivables, unless NFC has in accordance with its customary procedures permitted an Obligor to self-insure such Financed Vehicle.

(m) Lawful Assignment. No Designated Receivable was originated in, or is subject to the laws of, any jurisdiction the laws of which would make unlawful the sale, transfer and assignment of such Designated Receivable under this Agreement or any Further Transfer and Servicing Agreements.

(n) All Filings Made. All filings necessary under the UCC in any jurisdiction to give NFRRC a first priority perfected security or ownership interest in the Designated Receivables and the Related Security (to the extent such Related Security constitutes Code Collateral) have been made, and the Designated Receivables constitute Code Collateral.

(o) One Original. There is only one original executed copy of each Designated Receivable.

(p) No Documents or Instruments; Etc. No Designated Receivable, or constituent part thereof, constitutes a “negotiable instrument” or “negotiable document of title” (as such terms are used in the UCC), each Designated Receivable is an “account” or “tangible chattel paper” within the meaning of Section 9-102 of the UCC.

(q) Maturity of Receivables. Each Designated Receivable has an original term to maturity of not less than 6 months and not greater than 84 months and, as of the Cutoff Date, had a remaining term to maturity of not less than 3 months and not greater than 84 months.

(r) Scheduled Payments; Delinquency. (i) As of the Cutoff Date, each Designated Receivable being purchased on the Closing Date had a first scheduled payment that was due on or before May 1, 2009 (provided that, as described in Section 5.04 hereof, NFC shall repurchase any Designated Receivable having a first scheduled payment that was due after the Closing Date); (ii) as of the Cutoff Date, no Designated Receivable being purchased on the Closing Date had or will have a payment that was more than 30 days past due (measured from the date of any Scheduled Payment); (iii) as of the Cutoff Date, no Eligible Restructured Receivable being purchased on the Closing Date has had a payment more than 60 days past due since the date of its amendment or restructuring; and (iv) as of the related Purchase Date, no Designated Receivable had or will have a final scheduled payment that is due later than March 31, 2016.

(s) Vehicles. Each Financed Vehicle to which a Designated Receivable relates was a new or used medium or heavy duty truck, truck chassis, bus or trailer at the time the related Obligor executed the Retail Note.

(t) Origin. Each Designated Receivable was originated in the United States and is payable in U.S. Dollars.

(u) Starting Receivable Balance. The Starting Receivable Balance of each Designated Receivable as of the Cutoff Date shall be $1,000 or more.

(v) Concentration. After giving effect to the transfer of such Designated Receivables to the Trust under the Further Transfer and Servicing Agreements, (i) the aggregate Starting Receivable Balance of all Receivables from a single Obligor shall not exceed 2.00% of the Aggregate Starting Receivables Balance; (ii) the aggregate Starting Receivable Balance of all Receivables having a remaining term in excess of 72 months as of the Cutoff Date shall not exceed 6.00% of the Aggregate Starting Receivables Balance; (iii) the weighted average remaining maturity of all Receivables shall not be greater than 55 months; (iv) the aggregate Starting Receivable Balance of all Receivables not originated by NFC or one of its Affiliates shall not exceed 0.00% of the Aggregate Starting Receivables Balance; (v) the aggregate Starting Receivable Balance for all Receivables that are Eligible Restructured Receivables shall not exceed 1.00% of the Aggregate Starting Receivables Balance; (vi) the aggregate Starting Receivable Balance of all Receivables secured by used vehicles does not exceed 22.00% of the Aggregate Starting Receivables Balance; (vii) the aggregate Starting Receivable Balance of all Receivables owed by Non-Fleet Obligors does not exceed 12.00% of the Aggregate Starting Receivables Balance; (viii) the sum of the aggregate Starting Receivable Balance of all Receivables that are (y) Equal Payment Balloon Receivables or (z) Level Principal Balloon Receivables (both as defined in Section 3.01(a)(iv) herein) shall not exceed 40.00% of the Aggregate Starting Receivables Balance; and (ix) the aggregate Starting Receivable Balance of all Receivables the Obligors of which are leasing the related Financed Vehicles through NFC’s Idealease program shall not exceed 53.00% of the Aggregate Starting Receivables Balance.

(w) Selection Criteria. The Designated Receivables were selected on a random basis from all receivables satisfying the selection criteria described herein, and no selection procedures believed to be adverse to NFRRC or to holders of the Securities issued under the Further Transfer and Servicing Agreements were utilized in selecting the Designated Receivables from those receivables of NFC and Truck Retail Instalment Paper Corp., its wholly owned subsidiary, which meet the selection criteria under this Agreement.

(x) [Reserved].

(y) Weighted Average Customer Rate. After giving effect to the transfer of such Designated Receivables to the Trust under the Further Transfer and Servicing Agreements, the Weighted Average Customer Rate of all Receivables transferred to the Trust shall not be less than 5.50%.

(z) No Government Contracts. No Obligor under any of the Designated Receivables is a governmental authority of the United States or any state or political subdivision thereof.

SECTION 3.02 Additional Representations and Warranties of NFC. NFC hereby represents and warrants to NFRRC as of the Purchase Date and as of the Closing Date under the Further Transfer and Servicing Agreements, in its capacity as the seller of the Designated Receivables hereunder, that:

(a) Organization and Good Standing. NFC has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware, with power and authority to own its properties and to conduct its business as such properties are presently owned and such business is presently conducted, and had at all relevant times, and now has, power, authority and legal right to acquire and own the Designated Receivables.

(b) Due Qualification. NFC is duly qualified to do business as a foreign corporation in good standing, and has obtained all necessary licenses and approvals, in all jurisdictions in which the ownership or lease of property or the conduct of its business requires or shall require such qualification.

(c) Power and Authority. NFC has the power and authority to execute and deliver this Agreement and to carry out its terms; NFC has full power and authority to sell and assign the Designated Receivables and the Related Security to NFRRC, and has duly authorized such sale and assignment to NFRRC by all necessary corporate action; and the execution, delivery and performance of this Agreement have been duly authorized by NFC by all necessary corporate action.

(d) Valid Sale; Binding Obligation. This Agreement, together with the PA Assignment, when duly executed and delivered by NFC, shall (upon satisfaction of the conditions set forth in Section 4.02(b) hereof relating to the Designated Receivables) constitute a valid sale, transfer and assignment of the Designated Receivables and Related Security, enforceable against creditors of and purchasers from NFC. This Agreement, together with the PA Assignment, constitute a legal, valid and binding obligation of NFC enforceable against NFC in accordance with its respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights in general and by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.

(e) No Violation. The consummation of the transactions contemplated by this Agreement and the PA Assignment, and the fulfillment of the terms of this Agreement and the PA Assignment shall not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under, the certificate of incorporation or by-laws of NFC, or any indenture, agreement, mortgage, deed of trust or other instrument to which NFC is a party or by which it is bound, or result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement, mortgage, deed of trust or other instrument (other than this Agreement, the PA Assignment or any Further Transfer and Servicing Agreement), or violate any law or, to NFC’s knowledge, any order, rule or regulation applicable to NFC of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over NFC or any of its properties.

(f) No Proceedings. There are no proceedings or, to NFC’s knowledge, investigations pending or, to NFC’s knowledge, threatened, before any court, regulatory body, administrative agency or other tribunal or governmental instrumentality having jurisdiction over NFC or its properties (i) asserting the invalidity of this Agreement or the PA Assignment, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or the PA Assignment, or (iii) seeking any determination or ruling that might materially and adversely affect the performance by NFC of its obligations under, or the validity or enforceability of, this Agreement or the PA Assignment.

(g) No Consent. No permit, consent, approval or authorization of, or declaration to or filing with, any governmental authority is required in connection with the execution, delivery and performance by NFC of this Agreement or the PA Assignment or the consummation by NFC of the transactions contemplated hereby or thereby except as expressly contemplated herein or therein.

(h) ERISA. No notice of a Lien arising under Title I or Title IV of ERISA has been filed against, or otherwise affects the assets of NFC.

(i) Solvency. NFC is, and after giving effect to the transactions contemplated to occur on such date will be, solvent.

(j) Investment Company Act. NFC is not, and is not controlled by, an “investment company” within the meaning of, and is not required to register as an “investment company” under, the Investment Company Act.

SECTION 3.03 Representations and Warranties of NFRRC. NFRRC hereby represents and warrants to NFC as of the Purchase Date:

(a) Organization and Good Standing. NFRRC has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware, with power and authority to own its properties and to conduct its business as such properties are presently owned and such business is presently conducted, and had at all relevant times, and now has, power, authority and legal right to acquire and own the Designated Receivables.

(b) Due Qualification. NFRRC is duly qualified to do business as a foreign corporation in good standing, and has obtained all necessary licenses and approvals, in all jurisdictions in which the ownership or lease of property or the conduct of its business requires such qualification.

(c) Power and Authority. NFRRC has the power and authority to execute and deliver this Agreement and to carry out its terms and the execution, delivery and performance of this Agreement have been duly authorized by NFRRC by all necessary corporate action.

(d) No Violation. The consummation by NFRRC of the transactions contemplated by this Agreement and the fulfillment of the terms of this Agreement shall not conflict with, result in any breach of any of the terms and provisions of or constitute (with or without notice or lapse of time) a default under, the certificate of incorporation or by-laws of NFRRC, or any indenture, agreement, mortgage, deed of trust or other instrument to which NFRRC is a party or by which it is bound, or result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement or other instrument (other than this

Agreement, the PA Assignment or any Further Transfer and Servicing Agreement), or violate any law or, to NFRRC’s knowledge, any order, rule or regulation applicable to NFRRC of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over NFRRC or any of its properties.

(e) No Proceedings. There are no proceedings or, to NFRRC’s knowledge, investigations pending or, to NFRRC’s knowledge, threatened, before any court, regulatory body, administrative agency or other tribunal or governmental instrumentality having jurisdiction over NFRRC or its properties (i) asserting the invalidity of this Agreement or the PA Assignment, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement, or (iii) seeking any determination or ruling that might materially and adversely affect the performance by NFRRC of its obligations under, or the validity or enforceability of, this Agreement or the PA Assignment.

(f) Binding Obligation. This Agreement has been duly executed and delivered by NFRRC and constitutes a legal, valid and binding obligation of NFRRC enforceable against NFRRC in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights in general and by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.

(g) No Consent. No permit, consent, approval or authorization of, or declaration to or filing with, any governmental authority is required in connection with the execution, delivery and performance by NFRRC of this Agreement, or the consummation by NFRRC of the transactions contemplated hereby except as expressly contemplated herein.

ARTICLE IV

CONDITIONS

SECTION 4.01 Conditions to Obligation of NFRRC. The obligation of NFRRC to purchase Designated Receivables and the Related Security hereunder on the Purchase Date is subject to the satisfaction of the following conditions:

(a) Representations and Warranties True. The representations and warranties of NFC in Section 3.01 regarding such Designated Receivables and the Related Security being transferred on the Purchase Date, and the representations and warranties of NFC in Section 3.02, shall be true and correct as of the Purchase Date (or if specified as applying to some other date, as of such date), and NFC shall have performed all obligations to be performed by it hereunder on or prior to the Purchase Date.

(b) No Repurchase Event. No Repurchase Event (as defined in Section 5.04 below) shall have occurred on or prior to the Purchase Date with respect to any of the Designated Receivables.

(c) Computer Files Marked. NFC shall, at its own expense, on or prior to the Purchase Date, (i) indicate in its computer files created in connection with the Designated Receivables that the Designated Receivables have been sold by NFC to NFRRC pursuant to this Agreement and the PA Assignment by NFC and (ii) deliver to NFRRC the Schedule of Retail Notes attached to the PA Assignment certified by an officer of NFC to be true, correct and complete.

(d) Documents to Be Delivered by NFC.

(i) The PA Assignment. On the Purchase Date, NFC shall execute and deliver to NFRRC the PA Assignment of the Designated Receivables and the Related Security.

(ii) Evidence of UCC Filing. On or prior to the Purchase Date, NFC shall record and file, at its own expense, a UCC-1 financing statement in each jurisdiction in which required by applicable law, naming NFC as seller or debtor, naming NFRRC as purchaser or secured party, naming the Designated Receivables and Related Security as collateral, meeting the requirements of the laws of each such jurisdiction and in such manner as is necessary to perfect under the UCC the sale, transfer, assignment and conveyance of the Designated Receivables and the Related Security (to the extent such Related Security constitutes Code Collateral) to NFRRC. NFC shall deliver a file-stamped copy, or other evidence satisfactory to NFRRC of such filing, to NFRRC on or prior to the Purchase Date.

(iii) Other Documents. On the Purchase Date, NFC shall provide such other documents as NFRRC may reasonably request.

(e) [Reserved].

(f) Other Transactions. The related transactions contemplated by the Further Transfer and Servicing Agreements shall be consummated on or prior to the Purchase Date (and all conditions precedent thereto shall be satisfied) to the extent that such transactions are intended to be substantially contemporaneous with the transactions hereunder.

SECTION 4.02 Conditions To Obligation of NFC. The obligation of NFC to sell the Designated Receivables to NFRRC hereunder on the Purchase Date is subject to the satisfaction of the following conditions:

(a) Representations and Warranties True. The representations and warranties of NFRRC hereunder shall be true and correct as of the Purchase Date, and NFRRC shall have performed all obligations to be performed by it hereunder on or prior to the Purchase Date.

(b) Purchase Price. On the Purchase Date, NFRRC shall pay to NFC the Purchase Price, payable on such date as provided in Section 2.02 of this Agreement.

ARTICLE V

ADDITIONAL AGREEMENTS

NFC agrees with NFRRC as follows:

SECTION 5.01 Conflicts With Further Transfer and Servicing Agreements. To the extent that any provision of Sections 5.02 through 5.04 of this Agreement conflicts with any provision of the Further Transfer and Servicing Agreements, the Further Transfer and Servicing Agreements shall govern.

SECTION 5.02 Protection of Title.

(a) Filings. NFC shall prepare and file such financing statements and cause to be prepared and filed such continuation and other statements, all in such manner and in such places as may be required by law fully to preserve, maintain and protect the interest of NFRRC under this Agreement in all Designated Receivables and the Related Security (to the extent such property constitutes Code Collateral), and hereby authorizes NFRRC (and the Indenture Trustee) to file any such financing statements or continuation statements relating to all or any part thereof. NFC shall deliver (or cause to be delivered) to NFRRC, the Indenture Trustee and the Agent file-stamped copies of, or filing receipts for, any document filed as provided above, as soon as available following such filing.

(b) Name Change. NFC shall not change its name, identity or corporate structure in any manner that would, could or might make any financing statement or continuation statement filed by NFC in accordance with Section 5.02(a) seriously misleading within the meaning of Section 9-506 of the UCC, unless it shall have given NFRRC, the Indenture Trustee and the Agent at least 60 days prior written notice thereof and shall file such financing statements or amendments as may be necessary to continue the perfection of NFRRC’s security interest in all Designated Receivables and the Related Security (to the extent such Related Security constitutes Code Collateral).

(c) Jurisdiction of Formation; Maintenance of Offices. NFC shall give NFRRC, the Indenture Trustee and the Agent at least 60 days prior written notice of any change in its jurisdiction of formation and shall file such financing statements or amendments as may be necessary to continue the perfection of NFRRC’s security interest in all Designated Receivables and the Related Security (to the extent such Related Security constitutes Code Collateral). NFC shall at all times maintain each office from which it services Designated Receivables and its jurisdiction of formation within the United States of America.

SECTION 5.03 Other Liens or Interests. Except for the conveyances hereunder and as contemplated by the Further Transfer and Servicing Agreements, NFC shall not sell, pledge, assign or transfer the Designated Receivables or the Related Security to any other Person, or grant, create, incur, assume or suffer to exist any Lien (except any Permitted Lien) on any interest therein, and NFC shall defend the right, title and interest of NFRRC in, to and under the Designated Receivables and Related Security against all claims of third parties claiming through or under NFC.

SECTION 5.04 Repurchase Events. By its execution of the Further Transfer and Servicing Agreements to which it is a party, NFC shall be deemed to acknowledge the assignment by NFRRC of such of its right, title and interest in, to and under this Agreement to the Subsequent Transferee as shall be provided in the Further Transfer and Servicing Agreements. NFC hereby covenants and agrees with NFRRC for the benefit of NFRRC and the Interested Parties, that (a) in the event of (i) a breach of any of NFC’s representations and warranties contained in Section 3.01 hereof (and, with respect to Section 3.01(j) hereof, irrespective of any limitation regarding the knowledge of NFC) with respect to any Designated Receivable, which breach materially and adversely affects NFRRC’s interest (or the interest of any Financial Party) in such Designated Receivable (it being understood that a breach of Section 3.01(v)(i) hereof shall be deemed to materially and adversely affect NFRRC’s interest, or the interest of any Financial Party, in such Designated Receivable) or (ii) a breach by NFC of Section 5.03 hereof with respect to any Designated Receivable, which breach materially and adversely affects NFRRC’s interest (or the interest of any Financial Party) in such Designated Receivable, (b) if at any time NFRRC or the Subsequent Transferee is required to obtain a license pursuant to Article 11-B of the New York Banking Law and such entity has failed to obtain such license and such failure adversely affects the interest of NFRRC (or the interest of any Financial Party), or (c) if any Designated Receivable being purchased on the Closing Date (i) has a first Scheduled Payment that is due after the Closing Date or the Servicer has not received the first Scheduled Payment with respect to any Designated Receivable from the related Obligor on or before the Closing Date or (ii) is an Equal Payment Balloon Receivable or Level Principal Balloon Receivable having a payment due on the final maturity date of any such Designated Receivable in excess of 80% of the Starting Receivable Balance of such Designated Receivable, (each breach or circumstance described in preceding clause (a), (b) or (c), a “Repurchase Event”); unless, in the case of a Repurchase Event described in clause (a) or (b) only, such breach shall have been cured in all material respects or such license shall have been obtained, as applicable, as of the second Accounting Date following NFC’s discovery or its receipt of notice of breach or the existence of such circumstance (or, at NFC’s election, the first Accounting Date following such discovery), NFC will repurchase such Designated Receivable (or, in the case of preceding clause (b), all Designated Receivables affected by the failure to obtain such license) (or, in the case of preceding clause (c), all Designated Receivables described in clause (c)) from the Subsequent Transferee (if the Subsequent Transferee is then the Owner of such Designated Receivable) on the related Distribution Date (which, for purposes of a Repurchase Event described in clause (c), shall be the June 2009 Distribution Date) for an amount equal to the Warranty Payment (which amount shall be deposited by NFC directly into the Collection Account on the Transfer Date for the related Distribution Date), without further notice from NFRRC hereunder. Upon the occurrence of a Repurchase Event with respect to one or more Designated Receivables for which NFRRC is the Owner, NFC agrees to repurchase such Designated Receivable from NFRRC for an amount and upon the same terms as NFC would be obligated to repurchase such Designated Receivables from the Subsequent Transferee if the Subsequent Transferee was then the Owner thereof, and upon payment of such amount, NFC shall have such rights with respect to such Designated Receivables as if NFC had purchased such Designated Receivable from the Subsequent Transferee as the Owner thereof. It is understood and agreed that the obligation of NFC to repurchase any Designated Receivable pursuant to this Section 5.04 shall, if such obligation is fulfilled, constitute the sole remedy against NFC for such breach available to NFRRC or any Interested Party.

SECTION 5.05 Indemnification. NFC shall indemnify NFRRC for any liability as a result of the failure of a Designated Receivable to be originated in compliance with all requirements of law and for any breach of any of its representations and warranties contained herein. This indemnity obligation shall be in addition to any obligation that NFC may otherwise have.

SECTION 5.06 Further Assignments. NFC acknowledges that NFRRC shall, pursuant to the Further Transfer and Servicing Agreements, sell all Designated Receivables and the Related Security to the Subsequent Transferee and assign its rights hereunder to the Subsequent Transferee, subject to the terms and conditions of the Further Transfer and Servicing Agreements, and that the Subsequent Transferee may in turn further pledge, assign or transfer its rights in all Designated Receivables, the Related Security and this Agreement to the Indenture Trustee, for the benefit of the Financial Parties. NFC further acknowledges that NFRRC may assign its rights under the Servicing Agreement to the Subsequent Transferee and that the Subsequent Transferee may in turn pledge, assign or transfer its rights in the Servicing Agreement to the Indenture Trustee, for the benefit of the Financial Parties.

SECTION 5.07 Pre-Purchase Date Collections. Within two Business Days after the Purchase Date, NFC shall transfer to the account or accounts designated by NFRRC (or by the Subsequent Transferee under the Further Transfer and Servicing Agreements) all collections (from whatever source) received on or after the Cutoff Date on or with respect to the Designated Receivables and the Related Security conveyed by NFC to NFRRC on the Purchase Date pursuant to Section 2.01.

SECTION 5.08 Limitation on Transfer of Navistar Purchase Obligations. NFRRC acknowledges and agrees that the rights pursuant to the Navistar Purchase Obligations are personal to NFC, and only the proceeds of such rights have been assigned to NFRRC. NFRRC is not and is not intended to be a third-party beneficiary of such rights and, accordingly, such rights will not be exercisable by, enforceable by or for the benefit of, or preserved for the benefit of, NFRRC, the Issuer, the Owner Trustee or the Indenture Trustee.

SECTION 5.09 Sale Treatment. NFC intends to treat each transfer and assignment described herein as a sale for tax and other purposes and as a secured financing for accounting purposes.

ARTICLE VI

MISCELLANEOUS PROVISIONS

SECTION 6.01 Amendment.

(a) This Agreement may be amended from time to time (subject to any expressly applicable amendment provision of the Further Transfer and Servicing Agreements) by a written amendment duly executed and delivered by NFC and NFRRC; provided, however, that this Agreement may not be amended unless such amendment is in accordance with the provisions of Section 5.01 of the Pooling Agreement as if such Section 5.01 were contained herein and were applicable to this Agreement. Prior to the execution of any such amendment, NFC shall furnish written notification of the substance of such amendment to each of the Rating Agencies.

(b) Notwithstanding any other provision of this Agreement, if the consent of the Swap Counterparty is required pursuant to the Swap Counterparty Rights Agreement to amend this Agreement, any such purported amendment shall be null and void ab initio unless the Swap Counterparty consents in writing to such amendment.

SECTION 6.02 Survival; Termination. This Agreement shall create and constitute the continuing obligations of the parties hereto and shall remain in full force and effect until terminated in accordance with its terms; provided, however, that this Section 6.02 and the rights and remedies with respect to Section 6.14 shall be continuing and shall survive any termination of this Agreement. This Agreement may be terminated by NFC and NFRRC at any time following the termination of the Further Transfer and Servicing Agreements in accordance with their respective terms.

SECTION 6.03 Notices. All demands, notices and communications under this Agreement shall be delivered as specified in Appendix B to the Pooling Agreement.

SECTION 6.04 Governing Law. All questions concerning the construction, validity and interpretation of this Agreement and the PA Assignment shall be governed by and construed and enforced in accordance with the internal laws of the State of Illinois, without giving effect to any choice of law or conflict provision or rule (whether of the State of Illinois or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Illinois.

SECTION 6.05 Waivers. No failure or delay on the part of NFRRC (or the Indenture Trustee or the Agent) in exercising any power, right or remedy under this Agreement or the PA Assignment shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or remedy preclude any other or further exercise thereof or the exercise of any other power, right or remedy.

SECTION 6.06 Costs and Expenses. NFC agrees to pay all reasonable out-of-pocket costs and expenses of NFRRC and its assigns, including fees and expenses of counsel, in connection with the perfection as against third parties of NFRRC’s (and its assigns’, as applicable) right, title and interest in, to and under all Designated Receivables and Related Security and the enforcement of any obligation of NFC hereunder.

SECTION 6.07 Confidential Information. NFRRC agrees that it shall neither use nor disclose to any person the names and addresses of the Obligors, except in connection with the enforcement of NFRRC’s rights hereunder, under the Designated Receivables, under the Further Transfer and Servicing Agreements or as required by law.

SECTION 6.08 Headings. The various headings in this Agreement are for purposes of reference only and shall not affect the meaning or interpretation of any provision of this Agreement.

SECTION 6.09 Counterparts. This Agreement may be executed in two or more counterparts, and by different parties on separate counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument.

SECTION 6.10 Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall for any reason whatsoever be held invalid, then such covenants, agreements, provisions or terms shall be deemed enforceable to the fullest extent permitted, and if not so permitted, shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of any Securities or rights of the holders thereof.

SECTION 6.11 Further Assurances. NFC and NFRRC agree to do and perform, from time to time, any and all acts and to execute any and all further instruments required or reasonably requested by the other more fully to effect the purposes of this Agreement, including the preparation of any financing statements or continuation statements relating to all Designated Receivables and Related Security for filing under the provisions of the UCC of any applicable jurisdiction.

SECTION 6.12 Assignment; Third-Party Beneficiaries. NFC may not assign any of its rights or obligations hereunder or any interest herein without the prior written consent of NFRRC and the Agent. NFRRC may not assign any of its rights or obligations hereunder or any interest herein without the prior written consent of NFC and the Agent; provided, however, that each of the transactions contemplated in Section 5.06 may be consummated without the further consent of any Person. NFC and NFRRC agree that the each of the Indenture Trustee and the Agent (for the benefit of the Investors) is an express third-party beneficiary with respect to this Agreement and, as such, shall have the right to enforce this Agreement and to exercise directly all of NFRRC’s rights and remedies under this Agreement (including, without limitation, the right to give or withhold any consents or approvals of NFRRC to be given or withheld hereunder). The Swap Counterparty shall be a third-party beneficiary to this Agreement only to the extent that it has rights specified herein or rights with respect to this Agreement specified in the Swap Counterparty Rights Agreement. Except as otherwise expressly provided in this Agreement, no other Person shall have any right or obligation hereunder.

SECTION 6.13 Merger and Integration. Except as specifically stated otherwise herein, this Agreement sets forth the entire understanding of the parties relating to the subject matter hereof, and all prior understandings, written or oral, are superseded by this Agreement. This Agreement may not be modified, amended, waived, or supplemented except as provided herein.

SECTION 6.14 No Petition Covenants. Notwithstanding any prior termination of this Agreement, NFC shall not, prior to the date which is one year and one day after the final distribution with respect to the Securities, acquiesce, petition or otherwise invoke or cause any Person to invoke the process of any court or government authority for the purpose of commencing or sustaining a case against NFRRC or the Issuer under any federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of NFRRC or the Issuer or any substantial part of its property, or ordering the winding up or liquidation of the affairs of NFRRC or the Issuer.

SECTION 6.15 MUTUAL WAIVER OF JURY TRIAL. BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, EACH PARTY TO THIS AGREEMENT HEREBY WAIVES ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE BETWEEN OR AMONG ANY OF THE PARTIES HERETO, WHETHER ARISING IN CONTRACT, TORT OR OTHERWISE, ARISING OUT OF, CONNECTED WITH, RELATED OR INCIDENTAL TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

*        *        *        *        *

IN WITNESS WHEREOF, the parties hereby have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date and year first above written.

NAVISTAR FINANCIAL CORPORATION

By:	/s/ Bill V. McMenamin
Name:	Bill V. McMenamin
Title:	Vice President, Chief Financial Officer and Treasurer

NAVISTAR FINANCIAL RETAIL RECEIVABLES CORPORATION

By:	/s/ Bill V. McMenamin
Name:	Bill V. McMenamin
Title:	Vice President, Chief Financial Officer and Treasurer

EXHIBIT A

FORM OF PA ASSIGNMENT

As of             , 2009, for value received, in accordance with the Purchase Agreement, dated as of the date hereof (the “Purchase Agreement”), between Navistar Financial Corporation, a Delaware corporation (“NFC”), and Navistar Financial Retail Receivables Corporation, a Delaware corporation (“NFRRC”), NFC does hereby sell, assign, transfer and otherwise convey unto NFRRC, without recourse (except as provided in Section 5.04 of the Purchase Agreement), all right, title and interest of NFC in, to and under, the Retail Notes identified on the Schedule of Retail Notes attached hereto having an aggregate Starting Receivable Balance of $        .    (the “Designated Receivables”) and the Related Security associated with the Designated Receivables.

The foregoing sale does not constitute and is not intended to result in any assumption by NFRRC of any obligation of the undersigned to the Obligors, Dealers, insurers or any other Person in connection with the Designated Receivables, the agreements with Dealers, any Insurance Policies or any agreement or instrument relating to any of them.

This PA Assignment is made pursuant to and upon the representations, warranties and agreements on the part of the undersigned contained in the Purchase Agreement and is to be governed by the Purchase Agreement.

Capitalized terms used herein and not otherwise defined shall have the meaning assigned to them in the Purchase Agreement.

*        *        *        *        *

Ex. A-1

IN WITNESS WHEREOF, the undersigned has caused this PA Assignment to be duly executed as of the day and year first above written.

NAVISTAR FINANCIAL CORPORATION

By:
Name:
Title:

Ex. A-2

APPENDIX A

ADDITIONAL REPRESENTATIONS AND WARRANTIES

1.	This Agreement, the Pooling Agreement and the Indenture create a valid and continuing security interest (as defined in the applicable UCC) in the Designated Receivables in favor of NFRRC, the Issuer and the Indenture Trustee, respectively, which security interest is prior to all other Liens, and is enforceable as such as against creditors of and purchasers from NFC, NFRRC and the Issuer, respectively.

2.	NFC has taken all steps necessary to perfect its security interest against each Obligor in the property securing the Designated Receivables.

3.	The Designated Receivables constitute “tangible chattel paper” within the meaning of the applicable UCC.

4.	On the Closing Date, NFC owns and has good and marketable title to the Designated Receivables free and clear of any Lien, claim or encumbrance of any Person.

5.	NFC has caused or will have caused, within ten days, the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable law in order to perfect the security interest in the Designated Receivables granted to NFRRC hereunder, the Issuer under the Pooling Agreement and the Indenture Trustee under the Indenture.

6.	Other than the security interests granted pursuant to the Basic Documents, none of NFC, NFRRC or the Issuer has pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the Designated Receivables that has not been terminated. To NFC’s knowledge, none of NFC, NFRRC or the Issuer has authorized the filing of, and NFC is not aware of, any financing statements against NFC, NFRRC or the Issuer that include a description of collateral covering the Designated Receivables other than any financing statements relating to the security interests granted under the Basic Documents or that has been terminated. NFC is not aware of any judgment or tax lien filings against NFC, NFRRC or the Issuer.

7.	NFC, as Servicer has in its possession all original copies of the documents that constitute or evidence the Designated Receivables. The documents that constitute or evidence the Designated Receivables do not have any marks or notations indicating that they have been pledged, assigned or otherwise conveyed to any Person other than NFRRC. All financing statements filed or to be filed against NFC, NFRRC or the Issuer in favor of NFRRC, the Issuer or the Indenture Trustee, respectively in connection herewith describing the Designated Receivables contain a statement to the following effect: “A purchase of or security interest in any collateral described in this financing statement will violate the rights of the Noteholders.”

App. A-1